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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2010 (December 23, 2010)

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      Submission of Matters to a Vote of Security Holders.

On December 23, 2010, Cascade Bancorp (NASDAQ: CACB) (the “Company”) held a special meeting of shareholders.  Two proposals were submitted to and approved by the Company’s shareholders.  The holders of 1,614,496 shares of the Company’s common stock (56.58% of the outstanding shares entitled to vote as of the record date) were represented at the special meeting in person or by proxy.  The proposals are described in detail in the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on November 30, 2010.  The final results were as follows:

Proposal 1.  To approve an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000.

For	Against	Abstain	Broker non-vote
1,589,463	21,910	3,123	0

Proposal 2.  To approve the issuance of up to $177 million of the Company’s common stock to investors in private offerings exempt from registration under the Securities Act of 1933, as amended, pursuant to Securities Purchase Agreements entered into by the Company and such investors on November 16, 2010, which will result in such investors acquiring in the aggregate approximately 94% of the outstanding voting securities of the Company.

For	Against	Abstain	Broker non-vote
1,588,285	22,023	4,188	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Patricia L. Moss
Patricia L. Moss
President & CEO

Date:    December 27, 2010